Exhibit 99.1

 Edge Petroleum Announces Third Quarter and Year-to-Date 2004 Financial Results
                       and Provides Updated 2004 Guidance

    HOUSTON, Nov. 3 /PRNewswire-FirstCall/ -- EDGE PETROLEUM CORPORATION (Nasdaq: EPEX) today reported financial results for the three and nine-month periods ended September 30, 2004 and provided updated 2004 guidance. Net income for the three-month and nine-month periods ended September 30, 2004 was $2.5 million and $9.6 million, respectively, compared to $1.7 million and $3.8 million for the same periods a year ago. Highlights included:


     * Third quarter average production was 30.4 MMcfe per day, an increase of 28% over the third quarter of 2003 average of 23.8 MMcfe per day.
     *  For the nine months ended September 30, 2004 average production was
        32.4 MMcfe per day as compared to 20.1 MMcfe per day for the comparable period in 2003, an increase of 61%.
     * Third quarter and year-to-date results were significantly impacted by non-cash unrealized derivative losses on our oil collars. The company does not apply cash flow hedge accounting to these economic hedges and as a result, pre-tax losses of $1.4 million and $1.3 million were included in loss on hedging and derivatives for the three-month and nine-month periods ended September 30, 2004, respectively.
     * Third quarter and year-to-date results were also impacted by deferred compensation related to FIN 44, as summarized in the table below.


    Production for the three-month and year-to-date periods ended
September 30, 2004 was 2.8 Bcfe and 8.9 Bcfe, respectively. This compares to production of 2.2 Bcfe and 5.5 Bcfe for the three-month and nine-month periods ended September 30, 2003, respectively. Our average realized price was $4.73 per Mcfe for the three months ended September 30, 2004 ($5.24 per Mcfe excluding the unrealized derivative losses) compared to $4.06 per Mcfe in the comparable prior year third quarter. For the nine months ended
September 30, 2004, our average realized price was $5.06 per Mcfe ($5.20 per Mcfe excluding the unrealized derivative losses) compared to $4.32 per Mcfe in the same prior year period.

    As a result of higher production and higher average realized prices, we reported an increase in revenue for both the three-month and nine-month periods ended September 30, 2004 compared to the same periods in 2003. Revenue for the third quarter of 2004 was $13.2 million, an increase of 49% compared to the prior year third quarter total of $8.9 million. For the nine months ended September 30, 2004, revenue was $44.9 million compared to $23.7 million for the same period in 2003, an increase of 89%.

    Total operating expenses for the three-month and nine-month periods ended September 30, 2004 totaled $9.3 million and $29.7 million, respectively, compared to $6.1 million and $16.8 million for the same periods in 2003. Depletion costs for the third quarter of 2004 totaled $5.3 million and averaged $1.90 per Mcfe compared to $3.6 million for the third quarter of 2003 that averaged $1.63 per Mcfe. For the nine months ended September 30, 2004, depletion totaled $15.5 million, or an average of $1.74 per Mcfe, compared to $8.8 million or an average of $1.60 per Mcfe for the same period in 2003. Other general and administrative (G&A) costs for the third quarter of 2004, which does not include deferred compensation expense, was $1.8 million, 59% higher than the comparable prior year period total of $1.2 million. This increase in G&A expense was primarily the result of increased staffing levels and higher professional fees related to our change in auditors and Sarbanes Oxley requirements. For the nine months ended September 30, 2004, other G&A costs, excluding deferred compensation, totaled $5.5 million, 42% higher than the comparable 2003 period.

    During the nine months ended September 30, 2004, we recorded a non-cash charge of $1.3 million as required by Financial Accounting Standards Board Interpretation No. (FIN) 44, "Accounting for Certain Transactions Involving Stock Compensation." The average price used to calculate the compensation expense was $15.67 per share at September 30, 2004.

    Below is a recap of net income and pro forma net income excluding the impact of deferred compensation related to FIN 44, the unrealized derivative losses in 2004 and the cumulative effect of accounting change in 2003:


                                  Three Months Ended      Nine Months Ended
                                      September 30,           September 30,
                                    2004        2003        2004        2003

    Net Income                 $ 2,489,552 $ 1,690,836 $ 9,628,869 $ 3,805,169
    Add:
    Cumulative effect of
     accounting change,
     net of taxes                      ---         ---         ---     357,825
    Income before cumulative
     effect of accounting
     change                      2,489,552   1,690,836   9,628,869   4,162,994
    Add:
    Deferred Compensation
     - repriced options           (153,808)        ---   1,294,677         ---
    Tax impact                      53,833         ---    (453,137)        ---
      Net Deferred Compensation
       - repriced options          (99,975)        ---     841,540         ---
    Unrealized derivative
     losses                      1,434,172         ---   1,254,911         ---
    Tax impact                    (501,960)        ---    (439,219)        ---
      Net impact of unrealized
       derivative losses           932,212         ---     815,692         ---

    Pro Forma Net Income (A)   $ 3,321,789 $ 1,690,836 $11,286,101 $ 4,162,994

    (A) This information is provided because management believes exclusion of the cumulative effect of an accounting change, the impact of deferred compensation related to FIN 44 and the impact of the Company's derivatives not accounted for as cash flow hedges will help investors compare results between periods, identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility may have on our results.



    Third quarter 2004 net income was $2.5 million or basic earnings per share of $0.19 and diluted earnings per share of $0.18. Excluding deferred compensation related to FIN 44 and unrealized derivative losses, pro forma net income for the three months ended September 30, 2004 was $3.3 million, or basic earnings per share of $0.26 and diluted earnings per share of $0.24.
Net income for the same period a year ago was $1.7 million or $0.18 basic earnings per share and $0.17 diluted earnings per share. Basic weighted average shares outstanding increased from approximately 9.5 million for the nine months ended September 30, 2003 to 12.9 million in the comparable 2004 period. The increase in shares outstanding was due primarily to the issuance of stock for the acquisition of Miller in December 2003 as well as the exercise of options, the exercise of warrants and the vesting and issuance of restricted stock during late 2003 and the year-to-date period of 2004.

    Net income for the nine months ended September 30, 2004 was $9.6 million, or basic earnings per share of $0.75 and diluted earnings per share of $0.71, an increase of 153% compared to net income for the same period a year ago of $3.8 million or basic earnings per share of $0.40 and diluted earnings per share of $0.39. Excluding deferred compensation related to FIN 44 and unrealized derivative losses, pro forma net income for the nine months ended September 30, 2004 totaled $11.3 million, or basic earnings per share of $0.88 and diluted earnings per share of $0.84. For the comparable period in 2003, pro forma net income, excluding the cumulative effect of an accounting change, was $4.2 million or basic earnings per share of $0.44 and diluted earnings per share of $0.43.

    Net cash flow provided by operating activities for the third quarter of 2004 was $17.2 million compared to $7.9 million for the same period in 2003. Net cash flow provided by operating activities before working capital changes for the third quarter of 2004 was $10.8 million compared to $6.5 million for the same period in 2003. For the nine months ended September 30, 2004, net cash flow provided by operating activities was $40.5 million and net cash flow provided by operating activities before working capital changes was $33.7 million. Net cash flow provided by operating activities and net cash flow provided by operating activities before working capital changes for the nine months ended September 30, 2003 were $16.3 million and $16.1 million, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

    Debt at September 30, 2004 was $22.0 million as compared to $21.0 million at December 31, 2003 and $30.0 million at September 30, 2003. The ratio of debt to total capital at September 30, 2004 was 18.7%.

    Michael G. Long, Edge's Senior Vice President and CFO reported, "2004 has been a very good year for Edge. Third quarter production increased 28% year-over-year and third quarter revenue increased 49% year-over-year. For the nine months year-to-date, production increased 62% and revenue increased 89%. Net income has increased 47% and 153% year-over-year for the third quarter and year-to-date periods. Our reported third quarter net income was impacted by several non-cash charges that dropped our reported earnings per share by approximately $0.07."

    "Our financial flexibility remains strong with a debt-to-total capital ratio of about 19%. Our banks are completing their semi-annual review of our borrowing base and we expect a modest increase to our current $45 million borrowing base. The future looks bright as we expect to be entering 2005 with record production rates and strong commodity prices. Our guidance for the fourth quarter of 2004 is shown below."


                                                    Fourth Quarter 2004
     Production, Bcfe                                    3.2 - 3.4

     Operating Costs/Mcfe
     Lease Operating                                   $0.40 - $0.45
     G&A (A)                                           $0.63 - $0.68
     Depletion                                         $1.90 - $1.95
     Interest and other                                $0.04 - $0.06
     Production Taxes (% of oil & gas revenue)          6.0% - 7.0%
     Effective Income Tax Rate (all deferred)             35 - 36%

      (A) Assumes no non-cash, FIN 44 related charges


    Edge will discuss operations and financial results with any interested parties during its conference call on November 4, 2004 at 9:30 a.m. CDT. Interested parties may participate by dialing 800-683-1575 (ID#: Edge). The call will also be webcast and can be accessed by logging onto the web at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=98341&eventID=949919 . If you are unable to participate during the call, a digital replay will be available at 877-519-4471 (Pin# 5259881) and also archived at http://www.edgepet.com in the Investor Relations page of the site.

    Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock is listed on the Nasdaq National Market under the symbol "EPEX".


    Statements regarding production volumes, drilling activity, price weakness, hedging levels, all guidance and forecasts for the fourth quarter and full year 2004, increased production, bright future, production rates, prices, including future oil and gas prices, debt levels, production and earnings, and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation, effects and risks of acquisitions, and the ability of the company to meet its stated business goals and other factors described in the Company's December 31, 2003 Form 10-K and other filings with the SEC.



     EDGE PETROLEUM CORPORATION
     CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                 Three Months Ended      Nine Months Ended
                                    September 30,          September 30,
                                   2004       2003        2004        2003
    OIL AND NATURAL GAS REVENUE:
      Oil and natural
       gas sales               $15,181,874 $9,719,008 $47,203,800 $27,888,053
      Loss on hedging
       and derivatives          (1,939,409)  (824,470) (2,299,274) (4,160,350)
        Total revenue           13,242,465  8,894,538  44,904,526  23,727,703
    OPERATING EXPENSES:
      Lease operating expenses   1,176,732    597,550   3,601,898   1,743,352
      Severance and
       ad valorem taxes            891,194    561,787   3,146,116   1,602,846
      Depletion, depreciation,
       amortization
       and accretion             5,446,446  3,727,034  15,830,248   9,334,243
      General and administrative
       expense:
        Deferred compensation -
         FIN 44                   (153,808)       ---   1,294,677         ---
        Deferred compensation -
         restricted stock          143,500     93,604     354,600     270,043
        Other general and
         administrative expenses 1,844,062  1,157,259   5,476,342   3,844,277
        Total operating expenses 9,348,126  6,137,234  29,703,881  16,794,761
    OPERATING INCOME             3,894,339  2,757,304  15,200,645   6,932,942
    OTHER INCOME AND EXPENSE:
      Interest expense, net
       of amounts capitalized      (22,204)  (128,651)   (241,887)   (470,086)
      Amortization of deferred
       loan costs                  (35,948)       ---    (106,332)        ---
      Interest and other income      8,087      8,292      16,118      13,440
    INCOME BEFORE INCOME TAX
     PROVISION AND CUMULATIVE
     EFFECT OF ACCOUNTING CHANGE 3,844,274  2,636,945  14,868,544   6,476,296
    INCOME TAX EXPENSE          (1,354,722)  (946,109) (5,239,675) (2,313,302)
    INCOME BEFORE CUMULATIVE
     EFFECT OF ACCOUNTING
     CHANGE                      2,489,552  1,690,836   9,628,869   4,162,994
    CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE (A)          ---        ---         ---    (357,825)
    NET INCOME                 $ 2,489,552 $1,690,836 $ 9,628,869 $ 3,805,169
    BASIC EARNINGS PER SHARE:
    Income before cumulative
     effect of accounting
     change                    $      0.19 $     0.18 $      0.75 $      0.44
    Cumulative effect
     of accounting change (A)          ---        ---         ---       (0.04)
    Net income                 $      0.19 $     0.18 $      0.75 $      0.40
    DILUTED EARNINGS PER SHARE:
    Income before cumulative
     effect of accounting
     change                    $      0.18 $     0.17 $      0.71 $      0.43
    Cumulative effect of
     accounting change (A)             ---        ---         ---       (0.04)
    Net income                 $      0.18 $     0.17 $      0.71 $      0.39
    BASIC WEIGHTED AVERAGE
     NUMBER OF COMMON SHARES
     OUTSTANDING                12,999,659  9,523,648  12,889,109   9,488,896
    DILUTED WEIGHTED AVERAGE
     NUMBER OF COMMON SHARES
     OUTSTANDING                13,668,542  9,869,379  13,506,831   9,697,890

    Production:
      Gas - Mcf                  2,077,791  1,717,559   6,797,836   4,195,998
      Natural gas liquids
       (NGL) - Bbls                 63,857     49,308     190,944     131,629
      Oil - Bbls                    56,415     29,919     156,075      84,745
        Gas Equivalent - Mcfe    2,799,423  2,192,919   8,879,950   5,494,244

    Realized Product Prices:
      Gas - $ per Mcf (B)      $      5.65 $     4.36 $      5.58 $      4.59
      NGL - $ per Bbl          $     16.27 $    10.05 $     15.40 $     12.88
      Oil - $ per Bbl (B)(C)   $      8.30 $    30.18 $     26.03 $     32.47
        Gas Equivalent -
         $ per Mcfe (B)        $      4.73 $     4.06 $      5.06 $      4.32

     Notes:
     (A) We adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" effective January 1, 2003 and recognized a charge representing the cumulative effect of the transition to accounting for asset retirement obligations, asset retirement costs and accumulated depletion and accretion in accordance with the new standard.
     (B) Includes the effect of hedging and derivative transactions.
     (C) The average realized price, excluding unrealized derivative losses related to our oil collars, was $33.72 per barrel and $34.07 per barrel for the three-month and nine-month periods ended
         September 30, 2004.


     EDGE PETROLEUM CORPORATION
     Non-GAAP Disclosure Reconciliation

                             Three Months Ended        Nine Months Ended
                                 September 30,            September 30,
                               2004         2003        2004         2003
    Net cash flow provided
     by operating
     activities            $17,239,379  $ 7,907,750  $40,486,751  $16,297,457
    Changes in working
     capital accounts       (6,488,847)  (1,450,167)  (6,777,439)    (216,875)
    Net cash flow provided
     by operations before
     working capital
     changes               $10,750,532  $ 6,457,583  $33,709,312  $16,080,582

     Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information that is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.



SOURCE  Edge Petroleum Corporation
    -0-                             11/03/2004
    /CONTACT: Michael G. Long, Chief Financial Officer of Edge Petroleum Corporation, +1-713-654-8960/
    /Web site:  http://www.edgepet.com /
    (EPEX)

CO:  Edge Petroleum Corporation
ST:  Texas
IN:  OIL
SU:  ERN CCA MAV ERP